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                                                                 EXHIBIT 4.8


                             FIRST SUPPLEMENTAL INDENTURE
                   TO THE PREFERRED SECURITIES GUARANTEE AGREEMENT

          This FIRST SUPPLEMENTAL INDENTURE TO THE PREFERRED SECURITIES GUARANTEE AGREEMENT, dated as of May 22, 1998 (the "First Supplemental Indenture to the Guarantee Agreement"), is entered into by and among Telephone and Data Systems, Inc., an Iowa corporation ("TDS Iowa"), Telephone and Data Systems, Inc., a Delaware corporation ("TDS Delaware"), and The First National Bank of Chicago, a national banking association, as guarantee trustee (the "Trustee").

                               W I T N E S S E T H:

          WHEREAS, TDS Iowa and the Trustee are parties to a Preferred Securities Guarantee Agreement, dated as of November 18, 1997 (the "Guarantee Agreement"), relating to the payment of Guarantee Payments by TDS Iowa for the benefit of the Holders of Securities issued by TDS Capital [I] [II], a Delaware statutory trust;

          WHEREAS, capitalized terms herein, not otherwise defined, shall have the same meanings given them in the Guarantee Agreement;

          WHEREAS, TDS Iowa has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture to the Guarantee Agreement in order to supplement and amend the Guarantee Agreement to recognize the merger (the "Merger") of TDS Iowa with and into its wholly-owned subsidiary, TDS Delaware;

          WHEREAS, the Merger will be consummated for the sole purpose of reincorporating TDS Iowa from Iowa to Delaware, and will not result in any change in its name, business, management, assets or liabilities;

          WHEREAS, Section 9.1 of the Guarantee Agreement provides that a supplemental indenture may be entered into by TDS Iowa and the Trustee to evidence the succession of another corporation to the Issuer and the assumption by the successor corporation of the covenants, agreements and obligations of TDS Iowa;

          WHEREAS, pursuant to Section 10.2 of the Guarantee Agreement, this First Supplemental Indenture to the Guarantee Agreement does not require the consent of any Holders of Securities; and

          WHEREAS, all things necessary to make this First Supplemental Indenture to the Guarantee Agreement a valid agreement of TDS Iowa, TDS Delaware and the Trustee and a valid amendment of and supplement to the Guarantee Agreement have been done.

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               NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE TO THE
GUARANTEE AGREEMENT WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for equal and proportionate benefit of all Holders of Securities, as follows:

          Section 1.  SUCCESSION OF TDS IOWA BY TDS DELAWARE.

          (a) Subject to the effectiveness of the Merger, TDS Delaware, as successor to TDS Iowa, hereby expressly assumes the guarantee of the due and punctual payment, performance and observance of all the covenants, conditions and other obligations of the Guarantee Agreement and the Securities to be performed or observed by TDS Iowa.

          (b) TDS Delaware shall succeed to, and be substituted for, and may exercise every right and power of, TDS Iowa under the Guarantee Agreement with the same effect as if TDS Delaware had been named as TDS Iowa therein.

          Section 2.  NOTATION ON SECURITIES IN RESPECT OF
                      FIRST SUPPLEMENTAL INDENTURE TO THE
                      GUARANTEE AGREEMENT.

          Securities authenticated and delivered on and after the date hereof may bear substantially the following notation which may be stamped or typewritten thereon:

          "On May 22, 1998, Telephone and Data Systems, Inc., an Iowa corporation, was merged with and into Telephone and Data Systems, Inc., a Delaware corporation, which has assumed the guarantee of the due and punctual payment, performance and observance of all of the covenants, conditions and other obligations of the Guarantee Agreement and the Securities to be performed or observed by Telephone and Data Systems, Inc., an Iowa corporation."

          If TDS Delaware shall so determine, new Securities so modified as to conform to the Guarantee Agreement as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by TDS Delaware and authenticated and delivered by the Trustee in exchange for Securities then Outstanding, and thereafter the notation herein provided shall no longer be necessary or required. Anything herein or in the Guarantee Agreement to the contrary notwithstanding, the failure to affix the notation herein provided to any Security or to exchange any Security for a new Security modified as herein


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provided shall not affect any of the rights of the Holder of such Security.

          Section 3.  REFERENCE TO AND EFFECT ON THE GUARANTEE AGREEMENT.

          (a) On and after the date of this First Supplemental Indenture to the Guarantee Agreement, each reference in the Preferred Securities Guarantee Agreement to "this Agreement," "hereunder," "hereof," or "herein" shall mean and be a reference to the Guarantee Agreement as supplemented by this First Supplemental Indenture to the Guarantee Agreement.

          (b) Except as specifically amended above, the Guarantee Agreement shall remain in full force and effect and is hereby ratified and confirmed.

          (c) All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Guarantee Agreement.

          (d) This First Supplemental Indenture to the Guarantee Agreement shall be effective at the time the Merger is effective.

          Section 4.  GOVERNING LAW

          This First Supplemental Indenture to the Guarantee Agreement shall be governed by, and construed and enforced in accordance with, the laws of the jurisdiction which govern the Guarantee Agreement and its construction.

          Section 5.  COUNTERPARTS AND METHOD OF EXECUTION

          This First Supplemental Indenture to the Guarantee Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the same counterpart.

          Section 6.  SECTION TITLES

          Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture to the Guarantee Agreement as set forth in the text.


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

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to the Guarantee Agreement to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


                              TELEPHONE AND DATA SYSTEMS, INC.,
                              an Iowa Corporation

[Corporate Seal]
                              By:
                                   ----------------------------
                                   LeRoy T. Carlson, Jr.
                                   President

Attest:


----------------------
Michael G. Hron
Secretary

                              TELEPHONE AND DATA SYSTEMS, INC.,
                              a Delaware Corporation

[Corporate Seal]
                              By:
                                   ----------------------------
                                   LeRoy T. Carlson, Jr.
                                   President

Attest:


----------------------
Michael G. Hron
Secretary

                              THE FIRST NATIONAL BANK OF CHICAGO
                              Trustee, a National Banking
                              Association

[Corporate Seal]
                              By:
                                   ----------------------------
                                   Its:

Attest:


--------------------------


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